Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into effective as of November 10, 2025, by and among XTI Aerospace, Inc., a Nevada corporation (the “Company”), The Origin Group DN, Inc., a Delaware corporation (“DN S-Corp”), and The Origin Group AZ, Inc., a Delaware corporation (“AZ S-Corp”), and any successors and assigns (collectively, including DN S-Corp and AZ S-Corp, the “Holders”). In consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(b) “Demand” means a written request to the Company signed by Holders of at least 50% of the shares of the initial aggregate Registrable Securities.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

(d) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

(e) “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon exchange of the Class B Units of XTI Drones Holdings, LLC (the “Class B Units”) pursuant to the terms of the Company Agreement of XTI Drones Holdings, LLC and (ii) any other shares of the Common Stock issued as (or issuable upon or the exercise of any right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Common Stock issued upon exchange of the Class B Units. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the SEC has declared a registration statement covering such Registrable Securities effective and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, or (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

(f) “Registration Expenses” shall mean all expenses (excluding underwriting discounts, selling commissions, and fees and expenses in excess of an aggregate of $30,000 of counsel for the Holders) incurred in connection with a registration under Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including expenses of special audits or “cold comfort” letters or opinions) and blue sky fees and expenses.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

(h) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

2. Demand Registration.

(a) Request for Demand Registration. At any time Holder(s) of at least 50% of the shares of the initial aggregate Registrable Securities (the “Demand Holder(s)”) shall have the right to make a Demand to the Company that it register for resale the number of Registrable Securities set forth in the Demand. Upon receiving a Demand, the Company shall provide to each other Holder the right to include in the registration any of each other Holder’s Registrable Securities. Collectively, the Demand Holders and such other Holders who elect to participate in the registration are referred to as the “Selling Demand Holders.”

(b) Form of Registration Statement. As soon as reasonably practicable and prior to the forty-fifth (45th) day following a Demand but not sooner than May 1, 2026, the Company shall file with the SEC a registration statement under the Securities Act covering the resale of the number of Registrable Securities elected pursuant to Section 2(a) to be included in such registration. In addition, the Company may elect to register for resale shares of Common Stock held by other security holders of the Company, so long as (i) the Registrable Securities of the Selling Demand Holders to be registered will not be reduced thereby; (ii) if such registration is an underwritten offering, such other security holders agree in writing to sell the Common Stock on the same terms and conditions as apply to the Registrable Securities being sold so long as any Common Stock to be sold pursuant to this clause (ii) will not, in the opinion of the managing underwriter(s) adversely affect the offering price of the Registrable Securities being sold; and (iii) the Company will be responsible for any and all costs (including reasonable attorneys’ fees not to exceed $30,000) incurred by the Selling Demand Holders arising out of the registration of such other security holder’s Common Stock.

(c) Effecting the Registration Statement. The Company shall use its commercially reasonable efforts to cause the registration statement to become effective as soon as possible following the filing thereof and shall use its commercially reasonable efforts to keep the registration statement in effect and maintain compliance with all securities laws until the end of the Registration Period (hereafter defined).

(d) Number of Demands. Subject to Section 2(g), the Company shall only be obligated under this Section 2 to effect one (1) registration on Demand for any and all Holders in each calendar year, unless the Company breaches its obligations under Sections 2(a), 2(c), 4(b)(ii), 4(b)(iii), 4(b)(iv), 4(b)(v) or 4(b)(vi).

(e) Delay due to Underwritten Offering. If, upon receiving a Demand, the Company is otherwise registering its securities pursuant to an underwritten public offering and in the good faith judgment of the managing underwriter, the registration of the Registrable Securities pursuant to the Demand or the resale of the Registrable Securities pursuant thereto would interfere with the Company’s successful marketing of its securities, the Company may, by giving prompt written notice to the Holders giving the Demand, delay the registration of the Registrable Securities pursuant to the Demand or any resale of such Registrable Securities for the minimum period necessary to not interfere with the Company’s offering, but in no event more than ninety (90) days. The Holders shall have piggyback rights under Section 3 with respect to the Company’s offering.

(f) Underwritten Offering. If any registration under Section 2 of this Agreement is an underwritten offering, the underwriter(s) that will administer the offering will be selected by the Company, provided that the Demanding Holders approve the selection (such approval shall not be unreasonably withheld or delayed).

(g) Withdrawal. If any Holder disapproves of the terms of any offering, such Holder may, in its sole discretion, withdraw such Holder’s Registrable Securities therefrom by giving written notice to the Company. Such Holder’s Registrable Securities so withdrawn from the offering shall also be withdrawn from registration. If all Holders requesting the Demand withdraw all Registrable Securities from such registration (whether before or after the registration statement is declared effective by the SEC) as a result of a Permitted Withdrawal Event (as hereafter defined), then such registration shall not be counted as or constitute the Demand effected hereunder. The term “Permitted Withdrawal Event” means (a) there has occurred any material adverse change with respect to the Company or in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities after the date of filing of such registration statement either within or outside the United States, (b) trading in any securities of the Company has been suspended or materially limited by the SEC or the New York Stock Exchange, the NYSE American, or NASDAQ if such securities were so traded immediately prior to such suspension or material limitation, (c) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) a banking moratorium has been declared by either Federal or New York authorities.

3. Piggyback Registration.

(a) Notice. If at any time prior to the expiration of the Registration Period, the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (a) a registration pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (b) a registration pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (c) a registration in connection with any dividend or distribution reinvestment or similar plan, the Company will:

(i) promptly give the Holders written notice thereof;

(ii) include in such registration, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by the Holders within thirty (30) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 3(b) below. Such written request or requests shall specify all of the Holders’ Registrable Securities; provided, however, the aggregate amount of Registrable Securities specified in such written request shall not be less than 50% of the outstanding Registrable Securities; and

(iii) use its commercially reasonable efforts to keep the registration statement in effect and maintain compliance with all securities laws for the Registration Period.

(b) Underwriting. The right of the Holders to registration pursuant to this Section 3 shall be conditioned upon their participation in any underwriting and the inclusion of their Registrable Securities in such underwriting to the extent provided herein. If the Holders wish to include Registrable Securities in the registration and underwriting, if any, the Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with an underwriter(s) selected by the Company. Notwithstanding any other provision of this Section 3, if the underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall include in such registration to the extent that such securities may be included in such registration without materially affecting the offering price thereof in the opinion of such managing underwriter in the following order: (i) if such registration is initiated by the Company proposing to register any of its Common Stock, first such Common Stock proposed to be sold by the Company; (ii) if such registration is initiated by the Company proposing to register any of its Common Stock, second, as determined on a pro rata basis of the Holders, up to all the Registrable Securities held by any Holder which have been duly requested to be included in such registration in accordance with this Agreement with the actual amount being determined by the managing underwriter; (iii) if such registration is initiated by the Company proposing to register any of its Common Stock, third, on a pro rata basis, up to all of any other shares of Common Stock held by Persons other than a Holder having rights to participate in such registration, in accordance with their agreements with respect thereto with the actual amount being determined by the managing underwriter; (iv) if such registration is initiated by a holder of Common Stock other than Registrable Securities, first, such Common Stock proposed to be sold by such holder initiating such registration; (v) if such registration is initiated by a holder of Common Stock other than Registrable Securities, second on a pro rata basis, up to all the Registrable Securities held by any Holder which have been duly requested to be included in such registration in accordance with this Agreement with the actual amount being determined by the managing underwriter; and (vi) if such registration is initiated by a holder of Common Stock other than Registrable Securities, third, as determined on a pro rata basis, up to all of any other shares of Common Stock held by Persons other than a Holder having rights to participate in such registration, in accordance with their agreements with respect thereto with the actual amount being determined by the managing underwriter. If the Holders or other stockholder disapproves of the terms of any such underwriting, the Holders or other stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4. Expenses of Registration; Registration Procedures.

(a) Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company.

(b) Procedures. If and whenever the Company effects the registration of any Registrable Securities as provided herein, the Company shall, subject to the limitations provided herein:

(i) if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the selling Holders and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement, prospectus, any amendment or supplement thereto as proposed to be filed, and such other documents reasonably requested by such Holder and provide a reasonable opportunity for review and comment on such documents by such Holder and its counsel, and the Company shall consider all such comments in good faith and make changes to such document with respect to information concerning such Holder prior to the filing thereof, as any such Holder or its counsel shall reasonably request;

(ii) prepare and file with the SEC such amendments and supplements to any registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;

(iii) furnish to the Holders of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Holders may reasonably request;

(iv) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (the “Blue Sky Laws”), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4(b)(iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

(vi) promptly notify the Holders of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) after the filing of the registration statement, promptly notify the Holders of any stop order issued or, to its knowledge, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(viii) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any national or regional securities exchange or quoting service on which any of the Common Stock is then listed or quoted, including any over-the-counter trading activity;

(x) the Company will make reasonably available for inspection by the Holders requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Holders or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Holders agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such is made generally available to the public;

(xi) the Company will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(xii) upon the transfer of any Registrable Securities by the Holders in connection with a registration hereunder, the Company shall furnish unlegended certificates representing ownership of the Registrable Securities in such denominations as shall be requested by the Holders or the underwriters; and

(xiii) use commercially reasonable efforts to take all other actions necessary or customarily taken by issuers to effect the registration of the Registrable Securities contemplated hereby.

(c) Company Right to Delay. Notwithstanding anything set forth in this Agreement, the Company shall have the right to delay the filing of a registration statement pursuant to this Agreement and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding ninety (90) days in the aggregate in any twelve (12) month period) if the Company furnishes to the selling Holders a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that the Company has determined in good faith that effecting such registration or offering at such time would adversely affect a material financing, acquisition or disposition of assets, distribution rights or stock, merger or other comparable transaction, or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. The right pursuant to this Section 4(c) cannot be used with the delay right under Section 2(e). If a registration is delayed under Sections 2(e) or 4(c), then such registration may not also be delayed under the other section. The Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to lift any suspensions as promptly as practicable.

5. Indemnification.

(a) Company. The Company shall indemnify a Holder and the directors, officers, employees, agents and representatives of the Holder, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act, if Registrable Securities held by the Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) in connection with any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Blue Sky Laws including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and such directors, officers, employees, agents, representatives or control persons for any attorney’s fees, legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) contained in a writing signed by that Holder and furnished to the Company by that Holder and stated to be specifically for use in preparing such prospectus, offering circular or other document in connection with such registration, qualification or compliance in that writing.

(b) Holder. Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, agents and representatives and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in connection with such registration, qualification or compliance and contained in a writing signed by that Holder and furnished to the Company by that Holder and stated to be specifically for use in preparing such prospectus, offering circular or other document incident to such registration, qualification or compliance in that writing. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate liability of such Holder for indemnification or contribution under this Section 5 exceed the proceeds actually received by such Holder from the sale of shares in such offering (after deducting any and all costs, fees, and expenses, including underwriting commissions, discounts, and legal fees and expenses) (the “Net Proceeds”).

(c) Procedures. Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. Each Indemnified Party, at the Indemnifying Party’s cost, shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.

(d) Equitable Relief. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, expenses or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by any Holder hereunder exceed the Net Proceeds from the sale of shares in the offering received by such Holder.

(e) Survival. The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement. Unless waived by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6. Rule 144 Reporting and Sales.

With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Public Information. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

(b) Filings. Use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) Compliance. So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act;

(d) Removal of Legends. The Company will, at the written request of a Holder, upon receipt from such Holder of a certificate certifying (i) that such Holder has held its Registrable Securities for the applicable holding period under Rule 144 with respect to the Holder’s possession of such Registrable Securities, as in effect on the date of such certificate, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company during any of the ninety (90) preceding days, and (iii) as to such other matters as may be required in accordance with Rule 144, remove from the stock certificates or book-entries representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act; and

(e) Additional Information. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6 are to enable the Holders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Holders ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). The Company shall take such other measures (including removal of restrictive legends in connection with sales made under Rule 144 to the extent legends are contained on the stock certificates or book-entries), and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar provision hereafter in effect).

7. Termination of Rights.

The provisions of this Agreement, except the provisions in Sections 5 and 6 of this Agreement, shall terminate upon the earlier of (i) the first day that all Registrable Securities have been sold by the Holders, or (ii) with regard to any specific Holder, the first day that all Registrable Securities owned by such Holder may be sold pursuant to Rule 144 promulgated under the Securities Act in any three (3) month period; provided, however, that the indemnification and contribution rights and obligations hereunder shall not terminate and shall survive forever. The period this Agreement is in effect is referred to as the “Registration Period.”

8. Miscellaneous.

(a) Transfer or Assignment of Registration Rights.  The rights of a Holder shall be assigned automatically to any transferee, successor or heir of Registrable Securities from such Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee and (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof.

(b) Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Texas.

(c) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at the address of such Holder on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, with a copy to (which shall not constitute notice) Holland & Knight LLP, 1650 Tysons Blvd., Suite 1700, Tysons, Virginia 22102, Attn: Katherine Markel, E-mail: Katherine.Markel@hklaw.com, or (ii) if to the Company, at the address of its principal offices to the attention of Brooke Turk, Chief Financial Officer.

(f) Expenses.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

(g) Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Holders, each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.

(h) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

(j) Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

(k) Aggregation of Stock.  All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated for the purposes of determining the availability of any right under this Agreement.

(l) Adjustment of Share Amounts.  All share amounts in this Agreement are subject to adjustment (i) in the event of any stock split, stock dividend or share combination (reverse stock split) and (ii) in accordance with the Company Agreement of XTI Drones Holdings, LLC.

(m) Remedies. The Company acknowledges that in the event of any breach of this Agreement by the Company, or any controversy arises concerning any Holder’s rights or obligations under this Agreement, such Holder (1) would be irreparably and immediately harmed by such breach, (2) could not be made whole by monetary damages, and (3) shall be entitled to seek temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance of this Agreement, in addition to all other remedies to which such Holder may be entitled at law or in equity. The remedies of such Holder under this Agreement shall be cumulative of each other and of the remedies available at law or in equity. Such Holder’s full or partial exercise of any such remedy shall not preclude any subsequent exercise by such Holder of the same or any other remedy.

(n) Construction. Whenever the context requires in this Agreement, the gender of all words used in Agreement include the masculine, feminine, and neuter and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Use of “herein,” “hereof,” “hereby,” “hereunder,” or similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or part hereof. Unless otherwise specified, all references to a Section refer to sections of this Agreement. The terms “include,” “includes,” and “including” mean “include without limitation,” “includes without limitation,” and “including without limitation” and the term “or” has the inclusive meaning represented by the phrase “and/or.”

(o) Time of the Essence. Time is of the essence with respect to all obligations of the Company to give notice and otherwise take action hereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

COMPANY:

XTI AEROSPACE, INC.

By:	/s/ Brooke Turk
Brooke Turk,
Chief Financial Officer

HOLDER:

THE ORIGIN GROUP DN, INC.

By:	/s/ Jeremy Schneiderman
Jeremy Schneiderman,
Chief Executive Officer

HOLDER:

THE ORIGIN GROUP AZ, INC.

By:	/s/ Jeremy Schneiderman
Jeremy Schneiderman,
Chief Executive Officer